EXHIBIT 99.1

ServisFirst Bancshares, Inc. Declares Second Quarter Cash Dividend

BIRMINGHAM, Ala., June 20, 2017 (GLOBE NEWSWIRE) -- ServisFirst Bancshares, Inc., (NASDAQ:SFBS) (“ServisFirst”), the holding company for ServisFirst Bank, today announces: At a meeting held on June 19, 2017, its Board of Directors declared a quarterly cash dividend of $0.05 per share, payable on July 14, 2017, to stockholders of record as of July 3, 2017.

About ServisFirst Bancshares, Inc.

ServisFirst Bancshares, Inc. is a bank holding company based in Birmingham, Alabama. Through its subsidiary, ServisFirst Bank, ServisFirst Bancshares, Inc. provides business and personal financial services from locations in Birmingham, Huntsville, Mobile, Montgomery and Dothan, Alabama, Pensacola and Tampa Bay, Florida, Nashville, Tennessee, Atlanta, Georgia, and Charleston, South Carolina.  ServisFirst Bancshares, Inc. files periodic reports with the U.S. Securities and Exchange Commission (SEC). Copies of its filings may be obtained through the SEC’s website at www.sec.gov or at www.servisfirstbank.com.

More information about ServisFirst Bancshares, Inc. may be obtained over the Internet at www.servisfirstbank.com or by calling (205) 949-0302.

Contact: ServisFirst Bank
Davis Mange (205) 949-3420
DMange@servisfirstbank.com